UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

YieldStreet Alternative Income Fund Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary proxy materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

AIF Investor Communication
Reminder Email

From name: Willow Wealth

Subject line: Voting ends soon for the Yieldstreet Alternative Income Fund. (“AIF”) transaction

(Groove)

Hi [FirstName],

I wanted to personally reach out as we approach the Special Meeting of the Yieldstreet Alternative Income Fund Inc. on Friday, July 31.

Your vote is needed by this Thursday to approve the proposed transaction, which the AIF Board believes is in the best interest of the Fund and its shareholders.

Please login to your Willow Wealth account and click the banner at the top to vote now.

To learn more, view this FAQ and the proxy statement/prospectus.

Thank you for your attention to this important matter.

Best,

[RepName]

*  *  *  *  *

Cautionary Statement Regarding Forward-Looking Statements

This communication, and oral statements made from time to time by representatives of Willow Wealth Inc., Willow Wealth Asset Management LLC (collectively with Willow Wealth Inc., “Willow Wealth”), AIF, Mount Logan Capital, Inc., MLM (collectively with Mount Logan Capital, Inc., “Mount Logan”) or SOFIX may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Willow Wealth’s, AIF’s, Mount Logan’s or SOFIX’s current views about future events. Such forward-looking statements include, without limitation, statements about the expected timing and benefits of the transaction, the accretive nature of the transaction, future financial and operating results, Willow Wealth’s, AIF’s, Mount Logan’s or SOFIX’s plans, objectives, expectations and intentions regarding our business strategy and plans, and other statements that are not historical facts, including but not limited to the inability to complete and recognize the anticipated benefits of the transaction on the anticipated timeline or at all, purchase price adjustments, unexpected costs related to the transaction, future results of operations, projected cash flow and liquidity, business strategy, shareholder liquidity and the payment of dividends, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which AIF and SOFIX have filed or will file from time to time with the SEC and any risk factors contained in such reports, which may cause results to differ.

Each of Willow Wealth, AIF, Mount Logan and SOFIX does not undertake any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The information contained on the website of Willow Wealth or AIF is not incorporated by reference into this communication. Neither Willow Wealth, AIF, Mount Logan nor SOFIX is responsible for the contents of third-party websites.

Additional Information and Where to Find It

AIF shareholders are encouraged to review the proxy statement/prospectus, which contains important additional information regarding the proposed transaction. The proxy statement/prospectus is also available free of charge on the SEC website at www.sec.gov, on the fund’s website at www.yieldstreetalternativeincomefund.com and through each shareholder’s investor portal.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  AIF SHAREHOLDERS SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES OF AIF AND

SOFIX CAREFULLY. THE PROXY STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CONTAIN INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES OF AIF AND SOFIX.

Participants in the Solicitation

SOFIX, Mount Logan Capital, Mount Logan Management, AIF and Willow Wealth and their respective directors/trustees, officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of AIF in connection with the proposed transaction. Information regarding the persons who may be deemed participants in such solicitation is set forth in the proxy statement/prospectus relating to the proposed transaction. Shareholders may obtain additional information regarding the interests of the participants in the solicitation of proxies in connection with the proposed transaction by reading the proxy statement/prospectus.